UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
____________

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2015

INFOBLOX INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35507	20-0062867
(Commission File Number)	(IRS Employer Identification No.)

3111 Coronado Drive Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 986-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Grants of Performance-based Market Restricted Stock Units
On September 11, 2015, the Company granted to Messrs. Jesper Andersen, President and Chief Executive Officer, and Scott Fulton, Executive Vice President, Products, market restricted stock units (“MSUs”) to acquire shares of common stock of Infoblox Inc. (the “Company”).  MSUs were granted for the following target number of shares (“target shares”) based on the Company’s 100% achievement of the performance goal described below: 75,000 shares for Mr. Andersen; and 25,000 shares for Mr. Fulton. These awards were granted under the 2012 Equity Incentive Plan (the “Plan”) and are subject to vesting and adjustment based on the achievement of the specified performance goal as set forth below.  The MSUs are in lieu of the stock option grants typically awarded as part of the Company’s regular annual executive compensation program.
In general, the target shares are eligible to be earned in three annual installments, based on the number of shares eligible to be earned multiplied by the Performance Multiplier (as defined below) in effect for the applicable performance period.  The performance periods consist of a one-, two- and three-year period within the three-year period covering fiscal 2016, fiscal 2017 and fiscal 2018, with each performance period commencing on the first day of fiscal 2016.  In each of the first two performance periods, up to one-third of the target shares are eligible to be earned.  In the third performance period, up to the maximum shares less any shares that were earned in a prior performance period are eligible to be earned.  The performance goal under the MSUs is the Company’s total stockholder return (the “TSR”) relative to a comparative group of companies over the applicable performance period.   The “Performance Multiplier” is based on the positive difference or negative difference, measured in percentage points, between the Company’s TSR over the applicable performance period and total return for a comparative group of companies over the applicable performance period.  The Performance Multiplier ranges from 0% to 175%. Subject to certain exceptions, the MSUs shall vest, if at all, only following the end of each applicable performance period, and the executive officer must be employed by the Company at the end of such period in order to vest in the award.

In the event of a change in control of the Company, any then-incomplete performance periods will be adjusted to end immediately prior to the change in control, and the performance achieved and number of shares earned (up to the maximum number of shares) will be determined at that time. A prorated portion of these earned shares will be deemed vested as of the change in control and the remainder will be subject to time-based vesting at the end of each remaining original performance period, subject to the holder’s continued employment. If the MSUs are not assumed in the change in control, all shares earned as of the change in control shall vest at that time.

A copy of the form of MSU agreement will be filed with the Company’s Annual Report on Form 10-K for the year ended July 31, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOBLOX INC.

Date	September 15, 2015	By:	/s/ Remo Canessa
Remo Canessa
Chief Financial Officer